Exhibit 10.7

EXECUTION VERSION

FORM OF SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on March 16, 2021, by and between eToro Group Ltd., a company organized under the laws of the British Virgin Islands (“eToro”), and the undersigned subscriber (the “Investor”). Capitalized terms used and not defined in this Subscription Agreement have the meanings ascribed to such terms in the Transaction Agreement (as defined below).

WHEREAS, this Subscription Agreement is being entered into in connection with that certain Agreement and Plan of Merger, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”), by and among eToro, FinTech Acquisition Corp. V, a Delaware corporation (“FTV”), and Buttonwood Merger Sub Corp., a Delaware corporation and a direct, wholly-owned subsidiary of eToro (“eToro Merger Sub”), pursuant to which, on the terms and subject to the conditions set forth in the Transaction Agreement, among other things, eToro Merger Sub will merge with and into FTV (the “Merger”), with FTV as the surviving company in the Merger and, after giving effect to the Merger, becoming a wholly-owned subsidiary of eToro (the “Transaction”);

WHEREAS, certain investors have provided, prior to the date hereof, funding in an aggregate amount of $250,000,000, pursuant to the Advance Investment Agreement, dated February 13, 2021 (the “Pre-PIPE”), which Pre-PIPE shall be converted into eToro’s common shares, no par value, concurrently with the Closing hereunder;

WHEREAS, it is contemplated that, in accordance with the Transaction Agreement, eToro may, at any time prior to the Proxy Statement/Prospectus Clearance Date, commence a tender offer in accordance with Rule 14e-1 under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and other applicable Legal Requirements to purchase all of the Eligible Securities for an aggregate purchase price equal to the Aggregate Tender Offer Consideration and at a price per Eligible Security equal to the applicable Tender Offer Share Price;

WHEREAS, in connection with the Transaction, eToro is seeking commitments from interested investors to purchase, prior to the closing of the Transaction but following the consummation of the Capital Restructuring (as defined in the Transaction Agreement), eToro’s common shares (the “Shares”), for a purchase price of $10.00 per share (the “Per Share Subscription Price”), for the aggregate purchase price set forth on the signature page hereto, which purchase price assumes that eToro has effected the Stock Split prior to the Closing (as defined below) in order to cause the per share price of one eToro common share to be $10.00;

WHEREAS, the aggregate purchase price to be paid by the Investor for the subscribed Shares (as set forth on the signature page hereto) is referred to herein as the “Subscription Amount”; and

WHEREAS, substantially concurrently with the execution of this Subscription Agreement, eToro is entering into: (a) separate subscription agreements (the “Insider Subscription Agreements”) with certain other investors that may include existing directors, officers or securityholders (including, for the avoidance of doubt, holders of convertible securities) of FinTech Investor Holdings V, LLC and FinTech Masala Advisors V, LLC, each a Delaware limited liability company, FTV and/or their respective affiliates and/or any affiliate of eToro with an aggregate purchase price of $22.5 million (collectively, the “Insider PIPE Investors” and, such investment, the “Insider PIPE Investment”) substantially similar to this Subscription Agreement; and (b) separate subscription agreements (collectively, the “Other PIPE Agreements” and, together with the Insider Subscription Agreements, the “Other Subscription Agreements”) substantially similar to this Subscription Agreement with certain investors (other than the Insider PIPE Investors) with an aggregate purchase price of $627.5 million (inclusive of the Subscription Amount) (together with the Insider PIPE Investment, the “PIPE Investment”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor and eToro acknowledges and agrees as follows:

1. Subscription. Subject to the terms and conditions hereof, the Investor hereby irrevocably subscribes for and agrees to purchase from eToro, and eToro agrees to issue and sell to the Investor, the number of Shares set forth on the signature page of this Subscription Agreement on the terms and subject to the conditions provided for herein.

2. Closing. The closing of the sale of the Shares contemplated hereby (the “Closing”) shall occur on the closing date of the Transaction (the “Closing Date”) and be conditioned upon the prior or substantially concurrent consummation of the Transaction and satisfaction of the other conditions set forth in Section 3 hereof. Upon delivery of written notice from (or on behalf of) eToro to the Investor (the “Closing Notice”) that eToro reasonably expects all conditions to the closing of the Transaction to be satisfied or waived on an expected closing date that is not less than five (5) business days from the date on which the Closing Notice is delivered to the Investor, the Investor shall, one (1) business day prior to the expected closing date specified in the Closing Notice (or such other date agreed to in writing by eToro), deliver, by wire transfer of United States dollars in immediately available funds, amounts, as determined by eToro, equal to all or portions of the Subscription Amount to (i) the Paying Agent and/or (ii) such other account(s) as designated by eToro. On the Closing Date, eToro shall issue the Shares to the Investor, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws) and subsequently cause the Shares to be registered in book-entry form in the name of the Investor (or its nominee in accordance with its delivery instructions, as applicable) on eToro’s share register and shall provide to the Investor evidence of such issuance from eToro’s transfer agent (the “transfer agent”). For purposes of this Subscription Agreement, “business day” shall mean any day other than a Saturday, a Sunday or other day on which commercial banks in New York, New York, Tel-Aviv, Israel or the British Virgin Islands are authorized or required by Legal Requirements to close. Prior to or at the Closing Date, Investor shall deliver to eToro a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8. In the event the Closing Date does not occur within three (3) business days after the expected closing date specified in the Closing Notice, eToro shall promptly (but not later than three (3) business days after the expected closing date specified in the Closing Notice) return or cause the return of the Subscription Amount to the Investor by wire transfer of U.S. dollars in immediately available funds to the account specified by the Investor, and any book-entries for the Shares shall be deemed cancelled; provided that, unless this Subscription Agreement has been terminated pursuant to Section 8 hereof, such return of funds shall not terminate this Subscription Agreement or relieve the Investor of its obligation to purchase the Shares at the Closing upon delivery by eToro of a subsequent Closing Notice in accordance with this Section 2. For the avoidance of doubt, if any termination hereof occurs after the delivery by the Investor of the Subscription Amount for the Shares and prior to the Closing, eToro shall promptly (but not later than three (3) business days thereafter) return or cause the return of the Subscription Amount to the Investor without any deduction for or on account of any tax, withholding, charges or set-off.

In place of the above, the below will be included for mutual funds and other investors that have similar specific settlement requirements:

[Closing. The closing of the sale of the Shares contemplated hereby (the “Closing”) shall occur on the closing date of the Transaction (the “Closing Date”) and be conditioned upon the prior or substantially concurrent consummation of the Transaction and satisfaction of the other conditions set forth in Section 3 hereof. Upon delivery of written notice from (or on behalf of) eToro to the Investor (the “Closing Notice”) that eToro reasonably expects all conditions to the closing of the Transaction to be satisfied or waived on an expected closing date that is not less than five (5) business days from the date on which the Closing Notice is delivered to the Investor, on the Closing Date, (i) the Investor shall deliver, by wire transfer of United States dollars in immediately available funds the Subscription Amount to such account(s) as designated by eToro (which account(s) shall not be escrow account(s)), as promptly as practicable following receipt of evidence of issuance of the Shares acquired hereunder as set forth in clause (ii), and (ii) eToro shall issue the Shares to the Investor, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws) registered in book-entry form in the name of the Investor (or its nominee in accordance with its delivery instructions) on eToro’s share register and shall provide to the Investor evidence of such issuance from eToro’s transfer agent (the “transfer agent”). For purposes of this Subscription Agreement, “business day” shall mean any day other than a Saturday, a Sunday or other day on which commercial banks in New York, New York, Tel-Aviv, Israel or the British Virgin Islands are authorized or required by Legal Requirements to close. Prior to or at the Closing Date, Investor shall deliver to eToro a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8. In the event closing of the Transaction does not occur within one (1) business day after the expected closing date specified in the Closing Notice, eToro shall promptly (but not later than one (1) business day thereafter) return or cause the return of the Subscription Amount to the Investor by wire transfer of U.S. dollars in immediately available funds to the account specified by the Investor, and any book-entries for the Shares shall be deemed cancelled; provided that, unless this Subscription Agreement has been terminated pursuant to Section 8 hereof, such return of funds shall not terminate this Subscription Agreement or relieve the Investor of its obligation to purchase the Shares at the Closing upon delivery by eToro of a subsequent Closing Notice in accordance with this Section 2. For the avoidance of doubt, if any termination hereof occurs after the delivery by the Investor of the Subscription Amount for the Shares and prior to the Closing, eToro shall promptly (but not later than three (3) business days thereafter) return or cause the return of the Subscription Amount to the Investor without any deduction for or on account of any tax, withholding, charges or set-off.]

3. Closing Conditions. The obligation of the parties hereto to consummate the purchase and sale of the Shares pursuant to this Subscription Agreement is subject to the satisfaction of the following conditions:

(a) there shall not be in force any injunction or order enjoining or prohibiting the issuance and sale of the Shares under this Subscription Agreement;

(b) all conditions precedent to eToro’s obligation to effect the Transaction as set forth in the Transaction Agreement shall have been satisfied or waived (as determined by the applicable parties to the Transaction Agreement and other than those conditions that, by their nature, (x) may only be satisfied at the closing of the Transaction (including to the extent that any such condition is dependent upon the consummation of the purchase and sale of the Shares pursuant to this Subscription Agreement and the Other Subscription Agreements), but subject to the satisfaction or waiver of such conditions as of the Closing, or (y) will be satisfied by the Closing and the closing of the transactions contemplated by the Other Subscription Agreements);

(c) (i) solely with respect to the Investor’s obligation to close, the representations and warranties made by eToro, and (ii) solely with respect to eToro’s obligation to close, the representations and warranties made by the Investor, in each case, in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date other than (x) those representations and warranties qualified by materiality, Material Adverse Effect (as defined below) or similar qualification, which shall be true and correct in all respects as of the Closing Date and (y) those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects (or, if qualified by materiality, Material Adverse Effect or similar qualification, all respects) as of such date, in each case without giving effect to the consummation of the Transactions;

(d) solely with respect to eToro’s obligation to close, the Investor shall have wired the Subscription Amount in accordance with Section 2 of this Subscription Agreement and otherwise performed or complied in all material respects all of its covenants and agreements contained in this Subscription Agreement that are required to be performed or complied with by the Investor on or before the Closing Date;

(e) solely with respect to eToro’s obligation to close, the Investor shall have provided to eToro the documents set forth on Schedule B hereto;

(f) solely with respect to the Investor’s obligation to close, eToro shall have performed or complied in all material respects with all of its covenants and agreements contained in this Subscription Agreement that are required to be performed or complied with by eToro on or before the Closing Date;

(g) the common shares of eToro shall have been approved for listing on the Nasdaq Stock Market LLC (“Nasdaq”), and no suspension of the qualification of the common shares of eToro for offering or sale or trading on Nasdaq and no initiation or threatening of any proceedings for any of such purposes or delisting, shall have occurred, and the Shares shall be approved for listing on Nasdaq, subject to official notice of issuance;

(h) Solely with respect to the Investor’s obligation to close, no amendments, waivers or modifications of the Transaction Agreement shall have occurred that materially and adversely affect the economic benefits the Investor would reasonably expect to receive under this Subscription Agreement without the Investor’s prior written consent; and

(i) there shall have been no amendment, waiver or modification to the Other Subscription Agreements that materially benefits the investors thereunder unless the Investor has been offered substantially the same benefits.

4. Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties deem to be reasonably necessary or advisable in order to consummate the subscription as contemplated by this Subscription Agreement (the “Subscription”).

5. eToro Representations, Warranties and Agreements. eToro represents and warrants to, and agrees with, the Investor that:

(a) eToro is a company duly organized, validly existing and in good standing under the laws of the British Virgin Islands, and has all requisite corporate power and authority to carry on its business as currently conducted and enter into and perform its obligations under this Subscription Agreement.

(b) As of the Closing Date, the Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Articles (as defined below) (as in effect at such time of issuance) or under the applicable laws of the British Virgin Islands.

(c) This Subscription Agreement has been duly authorized, executed and delivered by eToro and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement is enforceable against eToro in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(d) eToro’s execution, delivery and performance of its obligations under this Subscription Agreement, including the issuance and sale by eToro of the Shares pursuant to this Subscription Agreement will not (i) result in any conflict with or a breach or violation, with or without the passage of time and giving notice, of any of the terms, conditions or provisions of, or give rise to rights to others (including rights of termination, cancellation or acceleration) pursuant to the terms of: (1) eToro’s Memorandum of Association and Articles of Association, as may be amended from time to time (the “Articles”); (2) any judgment, injunction, order, writ, decree or ruling of any Governmental Entity (as defined below) to which eToro is subject; (3) any material contract or agreement, lease, license or commitment to which eToro is a party or by which it is bound; or (4) any applicable law; (ii) result in the creation of any lien, charge or encumbrance upon any assets of eToro or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to eToro; or (iii) subject to the accuracy and completeness of the representations and warranties of the Investors in Section 6 below, require the consent, approval or authorization of, registration, qualification or filing with, or notice to any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity (“Person”), on the part of eToro, which has not heretofore been obtained or will be obtained prior to Closing; in each case, other than with respect to clause (i)(1) above, that would not reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Subscription Agreement, the term “Governmental Entity” shall mean, with respect to the United States, Israel, British Virgin Islands or any other foreign or supranational entity: (a) any federal, provincial, state, local, municipal, foreign, national or international court, governmental commission, government or governmental authority, department, regulatory or administrative agency, board, bureau, agency or instrumentality or tribunal, or similar body; (b) any self-regulatory organization; or (c) any political subdivision of any of the foregoing.

(e) Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6 of this Subscription Agreement, eToro is not required to obtain any consent, approval or waiver, authorization of, registration, qualification or filing with, or notice to any Person, on the part of eToro, which has not heretofore been obtained or will be obtained prior to Closing, other than (i) filings with the Securities and Exchange Commission (the “SEC”), (ii) filings required by applicable state securities laws, (iii) the filings required in accordance with Section 11 of this Subscription Agreement; or (iv) those required by the Nasdaq, including with respect to obtaining approval of eToro’s shareholders.

(f) As of the date hereof, eToro is in compliance with all laws that are applicable to the conduct of its business as currently conducted, other than where failure to comply with any such law would not be reasonably expected to have a Material Adverse Effect. eToro is not in violation of or default under (i) any provisions of the Articles, or (ii) any order, writ, injunction, decree, or judgment of any Governmental Entity, to which it is subject, where such violation or default would be reasonably expected to have a Material Adverse Effect. As used herein, “Material Adverse Effect” means any state of facts, development, change, circumstance, occurrence, event or effect that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on the business, assets, financial condition or results of operations of the Group Companies, taken as a whole; provided, however, that in no event will any of the following (or the effect of any of the following), alone or in combination, be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur: (1) acts of war, sabotage, hostilities, civil unrest, protests, demonstrations, insurrections, riots, hostilities, cyberattacks or terrorism, or any escalation or worsening of the foregoing, or changes in global, national, regional, state or local political or social conditions; (2) earthquakes, hurricanes, tornados, wild fires, or other natural or man-made disasters; (3) epidemics, pandemics, including COVID-19 or any COVID-19 Measures, or other public health emergencies; (4) changes attributable to the execution of the Transaction Agreement, the public announcement of the Transaction, the performance of the Transaction Agreement or the pendency of the Transaction (including the impact thereof on relationships with customers, suppliers, employees, investors, licensors, licensees, payors or other third-parties related thereto); (5) changes or proposed changes in applicable Legal Requirements or enforcement or interpretations thereof or decisions by any Governmental Entity after the date of the Transaction Agreement; (6) changes in IFRS (or any interpretation thereof) after the date of the Transaction Agreement; (7) general economic, regulatory, business or tax conditions, including changes in the credit, debt, capital, currency, securities or financial markets (including changes in interest or exchange rates); (8) events, changes or conditions generally affecting the industries and markets in which any Group Company operates; (9) any failure to meet any projections, forecasts, guidance, estimates or financial or operating predictions of revenue, earnings, cash flow or cash position; and (10) any actions (A) required to be taken, or required not to be taken, pursuant to the terms of the Transaction Agreement, (B) taken with the prior written consent of or at the prior written request of FTV or (C) taken by, or at the request of, FTV.

(g) Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6 of this Subscription Agreement, no registration under the Securities Act of 1933, as amended (the “Securities Act”) is required for the offer and sale of the Shares by eToro to the Investor.

(h) Neither eToro nor any Person acting on its behalf has offered or sold the Shares by any form of general solicitation or general advertising in violation of the Securities Act.

(i) The Shares are expected to be registered for resale under the Securities Act in accordance with the provisions set forth in Section 7.

(j) Other than as set forth in the Transaction Agreement, there are no securities or instruments issued by eToro containing anti-dilution provisions that will be triggered by the issuance of (i) the Shares issued pursuant to this Subscription Agreement, (ii) the Shares to be issued by eToro pursuant to any Other Subscription Agreement or (iii) the common shares to be issued pursuant to the Transaction Agreement (including the common shares to be issued upon conversion of the Pre-PIPE), in each case, that have not been or will not be validly waived on or prior to the Closing Date.

(k) eToro is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Shares other than to the Placement Agents (as defined below).

(l) The Other Subscription Agreements (which, for the avoidance of doubt, do not include the Pre-PIPE) reflect the same Per Share Subscription Price and other terms and conditions with respect to the purchase of the Shares that are no more favorable to such investor thereunder than the terms of this Subscription Agreement, other than terms particular to the regulatory requirements of such investor or its affiliates or related funds, which terms may include alternative arrangements for the timing and logistics of the payment of the Per Share Subscription Price. For the avoidance of doubt, this Section 5(l) shall not apply to any document entered into in connection with the Insider PIPE Investment; provided, however, that such Insider PIPE Investment shall be with respect to the same class of Shares being acquired by the Investor hereunder and at the same Per Share Subscription Price. The common shares to be issued pursuant to the Pre-PIPE shall be of the same class of capital stock as the Shares issued pursuant to this Subscription Agreement and shall have terms of transfer no more materially favorable as the Shares issued pursuant to this Subscription Agreement.

(m) As of the date hereof, there is no (i) Legal Proceeding before a Governmental Entity or arbitrator pending, or, to the knowledge of eToro, threatened against eToro or (ii) judgment, decree, injunction, ruling or order of any Governmental Entity or arbitrator outstanding against eToro, except, in each case, for such matters as would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(n) eToro has not entered into any subscription agreement, side letter or other agreement or understanding with any other investor in the Transaction in connection with such investor’s direct or indirect investment in eToro other than the Transaction Agreement (including the ancillary documents contemplated therein), the Other Subscription Agreements and the agreements entered into in connection with the Pre-PIPE.

(o) Following the closing of the Transaction Agreement, FTV will be a wholly-owned subsidiary of eToro.

6. Investor Representations, Warranties and Agreements. The Investor represents and warrants to, and agrees with, eToro that:

(a) The Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) (1), (2), (3) or (7) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Shares only for his, her or its own account and not for the account of others, or if the Investor is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is acquiring the Shares for investment purposes only and is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information set forth on Schedule A). The Investor is not an entity formed for the specific purpose of acquiring the Shares and the Investor is an “institutional account” as defined by FINRA Rule 4512(c).

(b) The Investor acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Shares have not been registered under the Securities Act and that eToro is not required to register the Shares except as set forth in Section 7 of this Subscription Agreement. The Investor acknowledges and agrees that, unless the Shares are registered pursuant to an effective registration statement under the Securities Act, the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor except (i) to eToro or a subsidiary thereof, (ii) to non-U.S. Persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act. or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and, in each case, in accordance with any applicable securities laws of the states of the United States and other applicable jurisdictions, and that any certificates representing the Shares shall contain a restrictive legend to the following effect:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

(c) The Investor acknowledges and agrees that the Shares will be subject to these securities law transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges and agrees that it has been advised to consult legal, tax and accounting prior to making any offer, resale, transfer, pledge or disposition of any of the Shares.

(d) The Investor acknowledges and agrees that the Investor is purchasing the Shares from eToro. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of eToro, FTV, any of their respective affiliates or any control Persons, officers, directors, employees, agents or representatives of any of the foregoing or any other Person (including the Placement Agents), expressly or by implication, other than those representations, warranties, covenants and agreements of eToro expressly set forth in Section 5 of this Subscription Agreement.

(e) The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Shares, including, with respect to FTV, the Transaction and the business of eToro and its subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges that he, she or it has reviewed FTV’s filings with the SEC. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares.

(f) The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor, on the one hand, and FTV, eToro or a representative of FTV or eToro, on the other hand, and the Shares were offered to the Investor solely by such direct contact. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means. The Investor acknowledges that the Shares (i) were not offered to the Investor by any form of general solicitation or general advertising and (ii) are not being offered to the Investor in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any other Person (including, without limitation, FTV, eToro, the Placement Agents, any of their respective affiliates or any control Persons, officers, directors, employees, agents or representatives of any of the foregoing), other than the representations and warranties of eToro contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in eToro.

(g) The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision. The Investor acknowledges that Investor shall be responsible for any of the Investor’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement, and that neither FTV nor eToro has provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by this Subscription Agreement.

(h) Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in eToro. The Investor acknowledges specifically that a possibility of total loss exists.

(i) The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

(j) The Investor has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(k) The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any Governmental Entity, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, the Investor will not violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature of the Investor on this Subscription Agreement is genuine, and the signatory has been duly authorized to execute the same, and, assuming that this Subscription Agreement constitutes the valid and binding agreement of eToro, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (ii) the availability of specific performance, injunctive relief, or other equitable remedies.

(l) Neither the Investor nor any of its officers, directors, managers, managing members, general partners or any other Person acting in a similar capacity or carrying out a similar function, is (i) a Person named on the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, the Sectoral Sanctions Identification List, or any other similar list of sanctioned persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control, or any similar list of sanctioned persons administered by the European Union or any individual European Union member state, including the United Kingdom (collectively, “Sanctions Lists”); (ii) directly or indirectly owned or controlled by, or acting on behalf of, one or more Persons on a Sanctions List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the European Union or any individual European Union member state, including the United Kingdom; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). The Investor represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Investor also represents that it maintains policies and procedures reasonably designed to ensure compliance with sanctions administered by the United States, the European Union, or any individual European Union member state, including the United Kingdom, to the extent applicable to it. The Investor further represents that the funds held by the Investor and used to purchase the Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

(m) If the Investor is or is acting on behalf of (i) an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986 (the “Code”), (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii) (each, an “ERISA Plan”), or (iv) an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing clauses (i), (ii) or (iii) but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws,” and together with ERISA Plans, “Plans”), then the Investor represents and warrants that (1) neither eToro nor any of its affiliates has provided investment advice or has otherwise acted as the Plan’s fiduciary, with respect to its decision to acquire and hold the Shares, and none of the parties to the Transaction is or shall at any time be the Plan’s fiduciary with respect to any decision in connection with the Investor’s investment in the Shares; and (2) its purchase of the Shares will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or any applicable Similar Law.

(n) As of the date hereof, the Investor does not have, and during the thirty (30) day period immediately prior to the date hereof has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of eToro or FTV.

(o) No disclosure or offering document has been provided to the Investor by Goldman Sachs Israel LLC (“GS”), Citigroup Global Markets Inc. (“Citi” and together with GS, collectively, the “Placement Agents”) or any of their affiliates in connection with the offer and sale of the Shares.

(p) The Investor acknowledges that none of the Placement Agents, any of their affiliates, or any control Persons, officers, directors, employees, agents or representatives of any of the foregoing has made any independent investigation with respect to FTV, eToro or its subsidiaries or any of their respective businesses, or the Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by eToro.

(q) In connection with the issue and purchase of the Shares, none of the Placement Agents or any of their affiliates has acted as the Investor’s financial advisor or fiduciary.

(r) The Investor when required to deliver payment to eToro pursuant to Section 2 above, will have, sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Shares pursuant to this Subscription Agreement.

(s) No broker’s or finder’s fees or commissions will be payable by the Investor with respect to the transactions contemplated hereby.

(t) The Investor hereby agrees that, from the date of this Subscription Agreement until the Closing Date (or earlier termination of this Subscription Agreement), neither the Investor nor any Person acting on behalf of the Investor or pursuant to any understanding with the Investor will engage in any Short Sales (as defined below) with respect to securities of eToro or FTV. For purposes of this Section 6(t), “Short Sales” shall mean all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all short positions effected through any direct or indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), or sales or other short transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding anything to the contrary contained herein, the restrictions in this Section 6(t) shall not apply to (1) any sale (including the exercise of any redemption right) of securities of eToro or FTV (A) held by the Subscriber, its controlled affiliates or any person or entity acting on behalf of the Subscriber or any of its controlled affiliates prior to the execution of this Subscription Agreement or (B) purchased by the Subscriber, its controlled affiliates or any person or entity acting on behalf of the Subscriber or any of its controlled affiliates in an open market transaction after the execution of this Subscription Agreement, or (ii) ordinary course hedging transactions so long as the sales or borrowings relating to such hedging transactions are not settled with the Shares subscribed for hereunder and the number of securities sold in such transactions does not exceed the number of securities owned or subscribed for at the time of such transactions. Further, notwithstanding the foregoing, (i) nothing in this Section 6(t) shall prohibit other entities under common management with the Investor, or that share an investment advisor with the Investor, that have no knowledge of this Subscription Agreement or of the Investor’s Subscription (including the Investor’s controlled affiliates and/or affiliates) from entering into any Short Sales and (ii) in the case of an Investor that is a multi-managed investment bank or vehicle whereby separate portfolio managers or desks manage separate portions of such the Investor’s assets and the portfolio managers or desks have no knowledge of the investment decisions made by the portfolio managers or desks managing other portions of such the Investor’s assets, the limitations set forth in the first sentence of this Section 6(t) shall only apply with respect to the portion of assets managed by (a) the portfolio manager or desk that made the investment decision to purchase the Shares covered by this Subscription Agreement (the “Investing Portfolio Manager”) and (b) other portfolio managers or desks who have direct knowledge of the investment decisions made by the Investing Portfolio Manager.

(u) To the extent the Investor is a person or entity described in Rule 506(d)(1) under the Securities Act, the Investor represents that no disqualifying event described in Rule 506(d)(1)(i)-(viii) (a “Disqualification Event”) is applicable to the Investor or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. The Investor hereby agrees that it shall notify eToro promptly in writing in the event a Disqualification Event becomes applicable to the Investor or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Section 6(u), “Rule 506(d) Related Party” shall mean a Person that is a beneficial owner of the Investor’s securities for purposes of Rule 506(d) under the Securities Act.

(v) The Investor hereby acknowledges that it is aware of the fact that, in addition to their capacity as eToro’s Placement Agents in connection with the Subscription, (i) GS is acting as financial advisor to eToro and (ii) Citi is acting as financial advisor to FTV, in each case in connection with the Transaction.

7. Registration Rights.

(a) eToro agrees that, within thirty (30) calendar days following the Closing Date (such deadline, the “Filing Deadline”), eToro will submit to or file with the SEC a registration statement for a shelf registration on Form F-1, Form F-3 (if eToro is then eligible to use a Form F-3 shelf registration) or other appropriate form (the “Registration Statement”), in each case, covering the resale of the Shares acquired by the Investor pursuant to this Subscription Agreement which are eligible for registration (determined as of two (2) business days prior to such submission or filing) (the “Registrable Shares”) and eToro shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earliest of (i) the 60th calendar day following the filing date thereof if the SEC notifies eToro that it will “review” the Registration Statement, (ii) the first anniversary of the date of this Subscription Agreement and (iii) the 5th business day after the date eToro is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Deadline”); provided, however, that eToro’s obligations to include the Registrable Shares in the Registration Statement are contingent upon Investor furnishing in writing to eToro such information regarding Investor or its permitted assigns, the securities of eToro held by Investor and the intended method of disposition of the Registrable Shares (which shall be limited to non-underwritten public offerings) as shall be reasonably requested by eToro to effect the registration of the Registrable Shares, and Investor shall execute such documents in connection with such registration as eToro may reasonably request that are customary of a selling shareholder in similar situations, including providing that eToro shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement, if applicable, during any customary blackout or similar period or as permitted hereunder; provided that Investor shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Registrable Shares. eToro will use its commercially reasonable efforts to provide a draft of the Registration Statement to the Investor for review at least two (2) business days in advance of the date of filing the Registration Statement with the SEC; provided that for the avoidance of doubt, in no event shall eToro be required to delay or postpone the filing of such Registration Statement as a result of or in connection with the Investor’s review.

(b)  For as long as the Investor holds Shares, eToro will use commercially reasonable efforts to file all reports for so long as the condition in Rule 144(c)(1) (or Rule 144(i)(2), if applicable) is required to be satisfied, and provide all customary and reasonable cooperation, necessary to enable the undersigned to resell the Shares pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) (in each case, when Rule 144 of the Securities Act becomes available to the Investor). Any failure by eToro to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Deadline shall not otherwise relieve eToro of its obligations to file or effect the Registration Statement as set forth above in this Section 7. Notwithstanding the foregoing, if the SEC prevents eToro from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Shares by the applicable shareholders or otherwise, such Registration Statement shall register for resale such number of Shares which is equal to the maximum number of Shares as is permitted by the SEC. In such event, the number of Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders and as promptly as practicable after being permitted to register additional Registrable Shares under Rule 415 under the Securities Act, eToro shall amend the Registration Statement or file a new Registration Statement to register such Registrable Shares not included in the initial Registration Statement and shall use commercially reasonable efforts to have such amendment or Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the Effectiveness Deadline. As soon as is reasonably practicable upon notification by the SEC that the Registration Statement has been declared effective by the SEC, eToro shall file the final prospectus under Rule 424 of the Securities Act. In no event shall the Investor be identified as a statutory underwriter in the Registration Statement unless requested by the SEC; provided that if the SEC requests that the Investor be identified as a statutory underwriter in the Registration Statement, the Investor will have an opportunity to withdraw from the Registration Statement.

(c) At its expense eToro shall:

(i) except for such times as eToro is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which eToro determines to obtain, continuously effective with respect to the Investor, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (A) Investor ceases to hold any Registrable Shares, (B) the date all Registrable Shares held by Investor may be sold without restriction under Rule 144, including, without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for eToro to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (C) three (3) years from the date of effectiveness of the Registration Statement;

(ii) use reasonable best efforts to advise Investor within five (5) business days:

(1) when a Registration Statement or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;

(2) after it shall receive notice or obtain knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(3) of the receipt by eToro of any notification with respect to the suspension of the qualification of the Registrable Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(4) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, eToro shall not, when so advising Investor of such events described in Section 7(c)(ii) above, provide Investor with any material, nonpublic information regarding eToro other than to the extent that providing notice to Investor of the occurrence of the events listed in (1) through (4) above constitutes material, nonpublic information regarding eToro;

(iii) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv) upon the occurrence of any event contemplated in Section 7(c)(ii)(4) above, except for such times as eToro is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, eToro shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) use its commercially reasonable efforts to cause all Registrable Shares to be listed on each securities exchange or market, if any, on which the common shares issued by eToro have been listed;

(vi) cause eToro’s transfer agent to remove the legend set forth above in Section 6(b) in accordance with the provisions of Section 7(g); and

(vii) otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Investor, consistent with the terms of this Subscription Agreement, in connection with the registration of the Registrable Shares.

(d) Notwithstanding anything to the contrary in this Subscription Agreement, eToro shall be entitled to delay the filing or effectiveness of, or suspend the use of, the Registration Statement if it determines that in order for the Registration Statement not to contain a material misstatement or omission, (i) an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act or (ii) the negotiation or consummation of a transaction by eToro or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event eToro’s board of directors reasonably believes would require additional disclosure by eToro in the Registration Statement of material information that eToro has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of eToro’s board of directors to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that eToro may not delay or suspend the Registration Statement on more than two (2) occasions or for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days in each case during any twelve (12) month period. Upon receipt of any written notice from eToro of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the prospectus) not misleading, Investor agrees that (i) it will immediately discontinue offers and sales of the Registrable Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Investor receives copies of a supplemental or amended prospectus (which eToro agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by eToro that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by eToro unless otherwise required by law or subpoena. If so directed by eToro, Investor will deliver to eToro or, in Investor’s sole discretion destroy, all copies of the prospectus covering the Registrable Shares in Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Shares shall not apply (A) to the extent Investor is required to retain a copy of such prospectus (1) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (2) in accordance with a bona fide pre-existing document retention policy or (B) to copies stored electronically on archival servers as a result of automatic data back-up.

(e) The Investor may deliver written notice (an “Opt-Out Notice”) to eToro requesting that the Investor not receive notices from eToro otherwise required by Section 7; provided, however, that the Investor may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from the Investor (unless subsequently revoked), (i) eToro shall not deliver any such notices to the Investor and the Investor shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to the Investor’s intended use of an effective Registration Statement, the Investor will notify eToro in writing at least two (2) business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 7(e)) and the related suspension period remains in effect, eToro will so notify the Investor, within two (2) business days of the Investor’s notification to eToro, by delivering to the Investor a copy of such previous notice of Suspension Event, and thereafter will provide the Investor with the related notice of the conclusion of such Suspension Event immediately upon its availability.

(f) Indemnification.

(i) eToro agrees to indemnify, to the extent permitted by law, Investor (to the extent a seller under the Registration Statement), its directors, officers, partners, managers, members, investment advisors, employees, shareholders and each Person who controls Investor (within the meaning of the Securities Act), to the extent permitted by law, against all losses, claims, damages, liabilities and reasonable and documented out of pocket expenses (including, without limitation, reasonable and documented attorneys’ fees of one law firm) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to eToro by or on behalf of such Investor expressly for use therein or such Investor has omitted a material fact from such information; provided, however, that the indemnification contained in this Section 7(f)(i) shall not apply to amounts paid in settlement of any losses, claims, damages, liabilities and out of pocket expenses if such settlement is effected without the consent of eToro (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall eToro be liable for any losses, claims, damages, liabilities and out of pocket expenses to the extent they arise out of or are based upon a violation which occurs (A) in reliance upon and in conformity with written information furnished by an Investor, (B) in connection with any failure of such Person to deliver or cause to be delivered a prospectus made available by eToro in a timely manner, (C) as a result of offers or sales effected by or on behalf of any Person by means of a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was not authorized in writing by eToro, or (D) in connection with any offers or sales effected by or on behalf of an Investor in violation of Section 7(d) hereof.

(ii) In connection with any Registration Statement in which an Investor is participating, such Investor shall furnish (or cause to be furnished) to eToro in writing such information and affidavits as eToro reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify eToro, its directors, officers, agents, employees and each Person or entity who controls eToro (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained (or not contained in, in the case of an omission) in any information or affidavit so furnished in writing by on behalf of such Investor expressly for use therein; provided, however, that the liability of such Investor shall be several and not joint with any other investor and shall be in proportion to and limited to the net proceeds received by such Investor from the sale of Registrable Shares giving rise to such indemnification obligation.

(iii) Any Person entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv) The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person or entity of such indemnified party and shall survive the transfer of securities.

(v) If the indemnification provided under this Section 7(f) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of the Investor shall be limited to the net proceeds received by such Investor from the sale of Registrable Shares giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Section 7(f)(i), Section 7(f)(ii) and Section 7(f)(iii) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7(f)(v) from any Person who was not guilty of such fraudulent misrepresentation.

(g) Subject to receipt from the Investor by eToro and the transfer agent of customary representations and other documentation reasonably acceptable to eToro and the transfer agent in connection therewith, including, if required by the transfer agent, an opinion of eToro’s counsel, in a form reasonably acceptable to the transfer agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, eToro shall remove any legend from the book entry position evidencing the Shares within a reasonable time following the earliest of such time as the Shares (i) are subject to an effective registration statement wherein the Investor is named as a selling shareholder, (ii) have been or are about to be sold or transferred pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) or any successor provision. If restrictive legends are no longer required for the Shares pursuant to the foregoing, eToro shall, in accordance with the provisions of this section and reasonably promptly following any request therefor from the Investor accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the transfer agent irrevocable instructions that the transfer agent shall make a new, unlegended entry for the Shares. eToro shall be responsible for the fees of the transfer agent associated with such issuance.

8. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (c) if the conditions to Closing set forth in Section 3 of this Subscription Agreement are not satisfied, or are not capable of being satisfied, on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be or are not consummated at the Closing and (d) December 31, 2021; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. eToro shall notify the Investor of the termination of the Transaction Agreement promptly after the termination of such agreement. Upon the termination of this Subscription Agreement in accordance with this Section 8, any monies paid by the Investor to eToro in connection herewith shall be promptly (and in any event within one business day after such termination) returned to the Investor.

9. Miscellaneous.

(a) Neither this Subscription Agreement nor any rights that may accrue to the Investor hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned, other than an assignment to any entity, fund or account managed by the same investment manager as the Investor or an affiliate thereof or any affiliate of the Investor, subject to, if such transfer or assignment is prior to the Closing, such transferee or assignee, as applicable, executing a joinder to this Subscription Agreement or a separate subscription agreement in substantially the same form as this Subscription Agreement, including with respect to the Subscription Amount and other terms and conditions; provided that, in the case of any such transfer or assignment, the initial party to this Subscription Agreement shall remain bound by its obligations under this Subscription Agreement in the event that the transferee or assignee, as applicable, does not comply with its obligations to consummate the purchase of Shares contemplated hereby. Neither this Subscription Agreement nor any rights that may accrue to eToro hereunder or any of eToro’s obligations may be transferred or assigned other than pursuant to the Transaction.

(b) eToro may request from the Investor such additional information as eToro may deem necessary to evaluate the eligibility of the Investor to acquire the Shares, to comply with applicable regulatory requirements and in connection with the inclusion of the Shares in the Registration Statement, including the information and documents set forth on Schedule B to this Subscription Agreement, and the Investor shall provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided that eToro agrees to keep confidential any such information provided by the Investor. The Investor acknowledges that eToro may file a copy of this Subscription Agreement with the SEC as an exhibit to a current or periodic report or a registration statement of eToro.

(c) The Investor acknowledges that eToro and the Placement Agents (as third-party beneficiaries with the right to enforce Section 4, Section 5, Section 6, Section 9, and Section 10 hereof on their own behalf and not, for the avoidance of doubt, on behalf of eToro or FTV) will rely on the acknowledgments, understandings, agreements, representations and warranties of the Investor contained in this Subscription Agreement. Prior to the Closing, the Investor agrees to promptly notify eToro and the Placement Agents if any of the acknowledgments, understandings, agreements, representations and warranties of the Investor set forth herein are no longer accurate.

(d) eToro acknowledges that the Investor and the Placement Agents (as third-party beneficiaries with the right to enforce Section 4, Section 5, Section 6, Section 9, and Section 10 hereof on their own behalf and not, for the avoidance of doubt, on behalf of the Investor or FTV) will rely on the acknowledgments, understandings, agreements, representations and warranties of eToro contained in this Subscription Agreement. Prior to the Closing, eToro agrees to promptly notify the Investor and the Placement Agents if any of the acknowledgments, understandings, agreements, representations and warranties of eToro set forth herein are no longer accurate.

(e) eToro, the Placement Agents (as set forth in Section 9(c) and Section 9(d)) and the Investor are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any action, suit, hearing, claim, charge, audit, lawsuit, litigation, inquiry or proceeding (in each case, whether civil, criminal or administrative or at law or in equity) by or before a Governmental Entity (“Legal Proceeding”) with respect to the matters covered hereby.

(f) All of the representations and warranties contained in this Subscription Agreement shall survive the Closing. All of the covenants and agreements made by each party in this Subscription Agreement shall survive the Closing until the applicable statute of limitations or in accordance with their respective terms, if a shorter period.

(g) This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 8 above) except by an instrument in writing, signed by each of the parties hereto. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties and third-party beneficiaries hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(h) For purposes of this Subscription Agreement, no course of dealing among any or all of the parties shall operate as a waiver of the rights or remedies hereof.

(i) This Subscription Agreement (including the schedule hereto) constitutes the entire agreement among the parties with respect to the subject matter hereof, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 7(f), Section 9(c) and Section 9(d) with respect to the Persons referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any Person other than the parties hereto, and their respective successor and assigns.

(j) Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(k) In the event that any term, provision, covenant or restriction of this Subscription Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future Legal Requirement: (i) such provision will be fully severable; (ii) this Subscription Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (iii) the remaining provisions of this Subscription Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically, upon the prior written consent of each party hereto (which consent shall not be unreasonably withheld, conditioned or delayed) as a part of this Subscription Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

(l) Each party shall pay all of its own costs and expenses incurred in anticipation of, relating to and in connection with the negotiation and execution of this Subscription Agreement and the transactions contemplated hereby, whether or not such transactions are consummated.

(m) The obligations of the Investor under this Subscription Agreement are several and not joint with the obligations of any other investor under the Other Subscription Agreements, and the Investor shall not be responsible in any way for the performance of the obligations of any other investor under any Other Subscription Agreement. The decision of the Investor to purchase the Shares pursuant to this Subscription Agreement has been made by the Investor independently of any other investor and independently of any information, materials, statements opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of eToro, FTV or any of their respective subsidiaries which may have been made or given by any other investor or by any agent or employee of any other investor, and neither the Investor nor any of its agents or employees shall have any liability to any other investor relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by the Investor or any other investor pursuant hereto or thereto, shall be deemed to constitute the Investor and any other investor as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and any other investor are in any way acting in concert or as a “group” (within the meaning of Section 13(d) of the Exchange Act) with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. The Investor acknowledges that no other investor has acted as agent for the Investor in connection with making its investment hereunder and no other investor will be acting as agent of the Investor in connection with monitoring its investment in the Shares or enforcing its rights under this Subscription Agreement.

(n) This Subscription Agreement may be executed in one or more counterparts (including by electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(o) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. The parties agree that each party shall be entitled to specific performance of the terms hereof and immediate injunctive relief and other equitable relief to prevent breaches, or threatened breaches, of this Subscription Agreement, without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity. Each party hereby acknowledges and agrees that it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance, and that injunctive relief and/or specific performance will not cause an undue hardship to the parties hereto. Each party hereby further acknowledges that the existence of any other remedy contemplated by this Subscription Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief. Each party hereby further agrees that in the event of any action by the other party for specific performance or injunctive relief, it will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds.

(p) Each party irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery in the State of Delaware (or, to the extent that the such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware), in each case in connection with any matter based upon or arising out of this Subscription Agreement and the consummation of the transactions contemplated hereby, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such Person and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Each party waives, and shall not assert as a defense in any legal dispute, that: (i) such party is not personally subject to the jurisdiction of the above named courts for any reason; (ii) such Legal Proceeding may not be brought or is not maintainable in such court; (iii) such party’s property is exempt or immune from execution; (iv) such Legal Proceeding is brought in an inconvenient forum; or (v) the venue of such Legal Proceeding is improper. Each party hereby agrees not to commence or prosecute any such action, claim, cause of action or suit other than before one of the above-named courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit to any court other than one of the above-named courts, whether on the grounds of inconvenient forum or otherwise. Each party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 12. Notwithstanding the foregoing in this Section 9(p), any party may commence any action, claim, cause of action or suit in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

(q) TO THE EXTENT NOT PROHIBITED BY ANY APPLICABLE LEGAL REQUIREMENT THAT CANNOT BE WAIVED, EACH PARTY AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NON-COMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY. FURTHERMORE, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

10. Non-Reliance and Exculpation. The Investor acknowledges and agrees that: (a) it is not relying upon, and has not relied upon, any statement, representation or warranty made by any Person (including, without limitation, the Placement Agents, any of their affiliates or any control Persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of eToro expressly contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in eToro; (b) each of the Placement Agents is acting solely as placement agent in connection with the Subscription and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for the Investor or any other Person in connection with the Subscription; (c) none of the Placement Agents, any of their affiliates or any control Persons, officers, directors, employees, partners, agents or representatives of any of the foregoing has made, or will make, any (x) representation or warranty, whether express or implied, of any kind or character to the Investor and have not provided, and will not provide, any advice or recommendation to the Investor in connection with the Subscription or (y) independent investigation with respect to FTV, eToro or the Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by eToro and (d) the Placement Agents have not provided the Investor with a disclosure or offering document in connection with the offer and sale of the Shares. The Investor acknowledges and agrees that none of (i) any other investor pursuant to this Subscription Agreement or any Other Subscription Agreement related to the private placement of the Shares (including such other investor’s respective affiliates or any control Persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (ii) the Placement Agents, their affiliates or any control Persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, (iii) any other party to the Transaction Agreement (other than eToro and FTV), or (iv) FTV, any affiliates, or any control Persons, officers, directors, employees, partners, agents or representatives of any of FTV, eToro or any other party to the Transaction Agreement shall be liable to the Investor, or to any other investor, pursuant to this Subscription Agreement or any Other Subscription Agreement related to the private placement of the Shares, the negotiation hereof or thereof or the subject matter hereof or thereof, or the transactions contemplated hereby or thereby, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares.

11. Press Releases; Publicity. eToro shall, by 9:00 a.m., New York City time, on or before the first (1st) business day immediately following the date of this Subscription Agreement, cause FTV to issue one or more press releases or furnish or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, the PIPE Investment, all material terms of the Transaction and any other material, non-public information that eToro, FTV or any of their officers, directors, employees or agents (including Placement Agents) have provided to the Investor at any time prior to the filing of the Disclosure Document. From and after the disclosure of the Disclosure Document, the Investor shall not be in possession of any material, non-public information received from eToro, FTV or any of their officers, directors or employees and the Investor shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with eToro, FTV or any of their affiliates or agents relating to the transactions contemplated by this Subscription Agreement. All press releases, marketing materials or other public communications or disclosures relating to the transactions contemplated hereby between eToro and the Investor, and the method of the release for publication thereof, shall be subject to the prior approval of (a) eToro, and (b) to the extent such press release or public communication or disclosure references the Investor or its affiliates or investment advisers by name, the Investor. The restriction in this Section 11 shall not apply to the extent the public announcement or disclosure is required by applicable securities law (including in connection with the Registration Statement), any Governmental Entity or stock exchange rule; provided that in such an event, unless prohibited by law, rule or regulation, the disclosing party shall provide the Investor with prior written notice (including by email) of such disclosure and shall use its commercially reasonable efforts to consult with the other party in advance as to its form, content and timing.

12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given: (a) on the date of delivery if delivered personally; (b) one (1) business day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) when sent, if delivered by email (provided that no “error message” or other notification of non-delivery is generated); or (d) on the fifth (5th) business day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

If to the Investor, to the address provided on the Investor’s signature page hereto.

If to eToro, to:

eToro Group Ltd.

30 Sheshet Hayamim St.

Bnei Brak, Israel

Attention:	Elad Lavi, VP Corporate Development

Debbie Kahal, General Counsel

Email:	eladla@etoro.com

debbieka@etoro.com

with copies (which shall not constitute a notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, New York 10001

Attention:	David Goldschmidt

Sven Mickisch

Maxim Mayer-Cesiano

Email:	david.goldschmidt@skadden.com

sven.mickisch@skadden.com

maxim.mayercesiano@skadden.com

and

Meitar | Law Offices

16 Abba Hillel Road

Ramat Gan, Israel

Attention:	Dan Shamgar, Adv.

Jonathan Irom, Adv.

Email:	dshamgar@meitar.com

jonathani@meitar.com

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

By:
Name:
Title:

Name in which Shares are to be registered (if different):	Date: ________, 2021

Investor’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:

Number of Shares subscribed for:

Aggregate Subscription Amount: $	Price Per Share: $10.00

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by eToro in the Closing Notice.

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, eToro has accepted this Subscription Agreement as of the date set forth below.

ETORO GROUP LTD.

By:
Name:
Title:

Date:              , 2021

[Signature Page to Subscription Agreement]

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

SCHEDULE B

INVESTOR DELIVERABLES